[File-stamped as follows: FILED, 99 Mar -4, AM 11:40, Secretary of State, Tallahassee, Florida]

          ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                    of
                         lst INTERNET GROUP, INC.

Pursuant to Section 607.1005 of the Florida Statutes, on February 25, 1999 the directors of 1st INTERNET GROUP, INC., a Florida corporation (the "Corporation"), adopted the following resolutions by written consent:

     RESOLVED:     That Jason Ling, Thomas Doll and Michael
                   Fisher are elected to the Board of Directors to serve until their successors are duly elected and qualified to serve.

     RESOLVED:     That the authorized capital of the Corporation
                   should be increased to 100,000,000 common shares, $0.01 par value per share.

     RESOLVED:     That Articles IX, X and XI of the Corporation's
                   Articles of Incorporation should be
                   removed.

     RESOLVED:     That the Articles of Incorporation as filed
                   with the Florida State Department should be amended to reflect the foregoing resolutions.

No shares of the Corporation's capital stock have been issued. Accordingly, shareholder approval was not required.

NOW THEREFORE, in accordance with the foregoing resolutions:

Article IV of the Corporation's Articles of Incorporation is deleted and the following inserted in its place:

             The total number of shares of all
             classes which the corporation shall
             be authorized to issue is 100,000,000
             common shares, $0.01 par value per
             share.

Articles IX, X and XI are deleted.

IN WITNESS WHEREOF, the directors of the Corporation have executed and submitted this instrument this 28th day of February, 1999.

                         /s/ WILLIAM H. CORLEY JR.
                         ------------------------
                         Will1am H. Corley Jr. P/D

                         /s/ MICHAEL J. GRAHAM
                         ------------------------

                         Michael J. Graham

                         ------------------------
                         Jason Ling


                         ------------------------
                         Thomas Doll


                         /s/ MICHAEL FISHER
                         ------------------------
                         Michael Fisher










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